Exhibit 99.1

CLAYTON WILLIAMS ENERGY ANNOUNCES FIRST QUARTER 2014 FINANCIAL RESULTS AND OPERATIONS UPDATE

Midland, Texas, April 24, 2014 (BUSINESS WIRE) - Clayton Williams Energy, Inc. (the “Company”) (NYSE-CWEI) today reported its financial results for the first quarter 2014.

Highlights

•	Oil and Gas Production of 15,474 BOE/d, up 3% (25% PF for Asset Sales)

•	Cash Flow from Operations of $79.3 million, up 79%

•	Peak 30-Day Production Rates Continue to Improve

•	New Five-Year Credit Facility In Place

Financial Results for the First Quarter of 2014

Net income attributable to Company stockholders for the first quarter of 2014 (“1Q14”) was $11.4 million, or $0.94 per share, as compared to a net loss of $41.2 million, or $3.39 per share, for the first quarter of 2013 (“1Q13”). Cash flow from operations for 1Q14 was $79.3 million as compared to $44.3 million for 1Q13.

The key factors affecting the comparability of financial results for 1Q14 versus 1Q13 were:

•
The Company sold 95% of its Andrews County Wolfberry assets in April 2013 and sold all of its interests in certain non-core Austin Chalk/Eagle Ford assets in March 2014. As a result, reported oil and gas production, revenues and operating costs for the quarter ended March 31, 2014 are not comparable to reported amounts for the quarter ended March 31, 2013. See accompanying tables for additional information about the Company’s oil and gas production related to these sold assets.

•
Oil and gas sales, excluding amortized deferred revenues, increased $12.5 million in 1Q14 versus 1Q13. Price variances accounted for a $5.8 million increase, and production variances accounted for a $6.7 million increase. Average realized oil prices were $93.60 per barrel in 1Q14 versus $91.26 per barrel in 1Q13, and average realized gas prices were $4.97 per Mcf in 1Q14 versus $3.31 per Mcf in 1Q13. Oil and gas sales in 1Q14 also include $2 million of amortized deferred revenue versus $2.3 million in 1Q13 attributable to a volumetric production payment ("VPP"). Reported production and related average realized sales prices exclude volumes associated with the VPP.

•
Before giving effect to the asset sales discussed above, oil, gas and natural gas liquids ("NGL") production per barrel of oil equivalent ("BOE") increased 3% in 1Q14 as compared to 1Q13, with oil production increasing 8% to 11,233 barrels per day, gas production decreasing 13% to 15,711 Mcf per day, and NGL production increasing 1% to 1,622 barrels per day. Oil and NGL production accounted for approximately 83% of the Company's total

BOE production in 1Q14 versus 80% in 1Q13. See accompanying tables for additional information about the Company's oil and gas production.

•
After giving effect to asset sales, total production per BOE increased 25% in 1Q14 as compared to 1Q13, with oil production increasing 2,756 barrels per day, gas production decreasing 455 Mcf per day and NGL production increasing 378 barrels per day.

•	Production costs decreased 16% to $26.4 million in 1Q14 from $31.5 million in 1Q13 due primarily to a reduction in costs associated with the Andrews sale in April 2013.

•
Loss on derivatives for 1Q14 was $5 million (including a $1.1 million loss on settled contracts) versus a loss in 1Q13 of $6.5 million (including a $0.4 million loss on settled contracts). See accompanying tables for additional information about the Company's accounting for derivatives.

•
General and administrative expenses were $11.8 million in 1Q14 versus $7.6 million in 1Q13. The increase was due primarily to higher personnel and professional costs in 1Q14. Compensation expense attributable to the Company's APO Reward Plans accounted for $2.8 million of the increase in personnel costs.

•
Other operating revenues in 1Q14 include a $2.9 million gain on sale of certain of the Austin Chalk assets sold in March 2014. The gain excludes $6.8 million of sales proceeds held in escrow pending resolution of certain title requirements.

Total reported production for 1Q14 was approximately 250 BOE per day below analyst consensus estimates due primarily to the loss of projected production applicable to the sale of certain Austin Chalk/Eagle Ford assets in March 2014. In addition, drilling and completion complications on two wells, one in Reeves County and one in Burleson County, accounted for production delays of approximately 400 BOE per day.

Operations Update

Presently, the Company has 14 Wolfcamp A horizontal wells in Reeves County, Texas that have been on production for 30 or more days. The peak 30-day production rate for all 14 of these wells has averaged 756 BOE per day (78% oil; 10% NGL), with the last 10 wells averaging 889 BOE per day. The Company’s first Wolfcamp C well has been on production for less than 30 days, but early production results suggest that its peak 30-day rate may compare favorably to the Company’s Wolfcamp A average.

The Company continues to see consistent results from its horizontal Eagle Ford Shale play in the northern portion of its legacy Austin Chalk acreage block in Robertson, Burleson and Lee Counties, Texas. Presently, the Company has nine horizontal Eagle Ford wells in this area that have been on production for 30 or more days. The peak 30-day production rate for these wells has averaged 574 BOE per day (96% oil).

New Credit Facility/Liquidity

In April 2014, the Company entered into a new five-year revolving credit facility with a group of 16 banks led by JPMorgan as administrative agent. The initial borrowing base under the facility remained at $415 million. The new facility, which matures in April 2019, will require an accelerated maturity of October 1, 2018 unless the Company’s existing 7.75% Senior Notes due April 2019 are refinanced or extended in accordance with the terms of the new facility prior to October 1, 2018. Among other enhancements, the new facility provides for a 25 basis point reduction in interest rates.

At March 31, 2014, the Company had no outstanding advances under the bank credit facility, resulting in availability under the credit facility of $409.9 million, net of outstanding letters of credit. With cash on hand of $39.2 million, total liquidity at March 31, 2014 was $449.1 million.

Scheduled Conference Call

The Company will host a conference call to discuss these results and other forward-looking items today, April 24th at 10:00 a.m. CT (11:00 a.m. ET).  The dial-in conference number is: 877-868-1835, passcode 31964164.  The replay will be available for one week at 855-859-2056, passcode 31964164.

To access the conference call via Internet webcast, please go to the Investor Relations section of the Company's website at www.claytonwilliams.com and click on “Live Webcast.” Following the live webcast, the call will be archived for a period of 30 days on the Company's website.

Clayton Williams Energy, Inc. is an independent energy company located in Midland, Texas.

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements, other than statements of historical or current facts, that address activities, events, outcomes and other matters that we plan, expect, intend, assume, believe, budget, predict, forecast, project, estimate or anticipate (and other similar expressions) will, should or may occur in the future are forward-looking statements.  These forward-looking statements are based on management's current belief, based on currently available information, as to the outcome and timing of future events.  The Company cautions that its future natural gas and liquids production, revenues, cash flows, liquidity, plans for future operations, expenses, outlook for oil and natural gas prices, timing of capital expenditures and other forward-looking statements are subject to all of the risks and uncertainties, many of which are beyond our control, incident to the exploration for and development, production and marketing of oil and gas.

These risks include, but are not limited to, the possibility of unsuccessful exploration and development drilling activities, our ability to replace and sustain production, commodity price volatility, domestic and worldwide economic conditions, the availability of capital on economic terms to fund our capital expenditures and acquisitions, our level of indebtedness, the impact of the current economic recession on our business operations, financial condition and ability to raise capital, declines in the value of our oil and gas properties resulting in a decrease in our borrowing base under our credit facility and impairments, the ability of financial counterparties to perform or fulfill their obligations under existing agreements, the uncertainty inherent in estimating proved oil and gas reserves and in projecting future rates of production and timing of development expenditures, drilling and other operating risks, lack of availability of goods and services, regulatory and environmental risks associated with drilling and production activities, the adverse effects of changes in applicable tax, environmental and other regulatory legislation, and other risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission.  The Company undertakes no obligation to publicly update or revise any forward-looking statements.

Contact:

Patti Hollums                    Michael L. Pollard
Director of Investor Relations            Chief Financial Officer
(432) 688-3419                    (432) 688-3029
e-mail: cwei@claytonwilliams.com
website: www.claytonwilliams.com

TABLES AND SUPPLEMENTAL INFORMATION FOLLOW . . .

CLAYTON WILLIAMS ENERGY, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (In thousands, except per share)

	Three Months Ended March 31,
	2014	2013
REVENUES
Oil and gas sales	$110,586	$98,364
Midstream services	1,616	896
Drilling rig services	6,879	5,317
Other operating revenues	5,524	2,290
Total revenues	124,605	106,867

COSTS AND EXPENSES
Production	26,447	31,489
Exploration:
Abandonments and impairments	3,839	810
Seismic and other	1,483	2,587
Midstream services	534	407
Drilling rig services	4,856	5,068
Depreciation, depletion and amortization	36,255	39,063
Impairment of property and equipment	3,406	69,537
Accretion of asset retirement obligations	886	1,068
General and administrative	11,818	7,588
Other operating expenses	502	133
Total costs and expenses	90,026	157,750
Operating income (loss)	34,579	(50,883)

OTHER INCOME (EXPENSE)
Interest expense	(12,521)	(10,571)
Loss on derivatives	(5,041)	(6,535)
Other	840	1,949
Total other income (expense)	(16,722)	(15,157)
Income (loss) before income taxes	17,857	(66,040)
Income tax (expense) benefit	(6,465)	24,831
NET INCOME (LOSS)	$11,392	$(41,209)

Net income (loss) per common share:
Basic	$0.94	$(3.39)
Diluted	$0.94	$(3.39)
Weighted average common shares outstanding:
Basic	12,166	12,165
Diluted	12,166	12,165

CLAYTON WILLIAMS ENERGY, INC. CONSOLIDATED BALANCE SHEETS (In thousands) ASSETS

	March 31,	December 31,
	2014	2013
CURRENT ASSETS	(Unaudited)

Cash and cash equivalents	$39,213	$26,623
Accounts receivable:
Oil and gas sales	43,264	39,268
Joint interest and other, net	17,326	17,121
Affiliates	137	264
Inventory	38,943	39,183
Deferred income taxes	6,383	7,581
Fair value of derivatives	—	2,518
Prepaids and other	4,795	5,753
	150,061	138,311
PROPERTY AND EQUIPMENT
Oil and gas properties, successful efforts method	2,413,224	2,403,277
Pipelines and other midstream facilities	56,101	54,800
Contract drilling equipment	103,927	96,270
Other	20,630	20,620
	2,593,882	2,574,967
Less accumulated depreciation, depletion and amortization	(1,409,635)	(1,375,860)
Property and equipment, net	1,184,247	1,199,107

OTHER ASSETS
Debt issue costs, net	12,115	12,785
Investments and other	16,407	16,534
	28,522	29,319
	$1,362,830	$1,366,737

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable:
Trade	$75,436	$75,872
Oil and gas sales	42,064	37,834
Affiliates	1,463	874
Fair value of derivatives	1,594	208
Accrued liabilities and other	35,814	21,607
	156,371	136,395
NON-CURRENT LIABILITIES
Long-term debt	599,653	639,638
Deferred income taxes	146,076	140,809
Asset retirement obligations	47,813	49,981
Deferred revenue from volumetric production payment	28,056	29,770
Accrued compensation under non-equity award plans	18,752	15,469
Other	934	892
	841,284	876,559

STOCKHOLDERS’ EQUITY
Preferred stock, par value $.10 per share	—	—
Common stock, par value $.10 per share	1,216	1,216
Additional paid-in capital	152,556	152,556
Retained earnings	211,403	200,011
Total stockholders' equity	365,175	353,783
	$1,362,830	$1,366,737

CLAYTON WILLIAMS ENERGY, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (In thousands)

	Three Months Ended March 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$11,392	$(41,209)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation, depletion and amortization	36,255	39,063
Impairment of property and equipment	3,406	69,537
Exploration costs	3,839	810
Gain on sales of assets and impairment of inventory, net	(4,640)	(362)
Deferred income tax expense (benefit)	6,465	(24,831)
Non-cash employee compensation	3,424	1,471
Loss on derivatives	5,041	6,535
Cash settlements of derivatives	(1,137)	(445)
Accretion of asset retirement obligations	886	1,068
Amortization of debt issue costs and original issue discount	704	570
Amortization of deferred revenue from volumetric production payment	(2,010)	(2,274)
Changes in operating working capital:
Accounts receivable	(4,074)	1,102
Accounts payable	5,051	(12,386)
Other	14,701	5,645
Net cash provided by operating activities	79,303	44,294
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment	(99,419)	(74,461)
Proceeds from volumetric production payment	296	440
Proceeds from sales of assets	68,979	481
Decrease in equipment inventory	3,389	3,890
Other	42	(1,792)
Net cash used in investing activities	(26,713)	(71,442)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt	—	35,000
Repayments of long-term debt	(40,000)	—
Net cash provided by (used in) financing activities	(40,000)	35,000
NET INCREASE IN CASH AND CASH EQUIVALENTS	12,590	7,852
CASH AND CASH EQUIVALENTS
Beginning of period	26,623	10,726
End of period	$39,213	$18,578

CLAYTON WILLIAMS ENERGY, INC. COMPUTATION OF EBITDAX (Unaudited) (In thousands)

EBITDAX is presented as a supplemental non-GAAP financial measure because of its wide acceptance by financial analysts, investors, debt holders, banks, rating agencies and other financial statement users as an indication of an entity's ability to meet its debt service obligations and to internally fund its exploration and development activities.

The Company defines EBITDAX as net income (loss) before interest expense, income taxes, exploration costs, net (gain) loss on sales of assets and impairment of inventory, and all non-cash items in the Company's statements of operations, including depreciation, depletion and amortization, impairment of property and equipment, accretion of asset retirement obligations, amortization of deferred revenue from volumetric production payment, certain employee compensation and changes in fair value of derivatives. EBITDAX is not an alternative to net income (loss) or cash flow from operating activities, or any other measure of financial performance presented in conformity with GAAP.

The following table reconciles net income (loss) to EBITDAX:

	Three Months Ended March 31,
	2014	2013

Net income (loss)	$11,392	$(41,209)
Interest expense	12,521	10,571
Income tax expense (benefit)	6,465	(24,831)
Exploration:
Abandonments and impairments	3,839	810
Seismic and other	1,483	2,587
Net gain on sales of assets and impairment of inventory	(4,640)	(362)
Depreciation, depletion and amortization	36,255	39,063
Impairment of property and equipment	3,406	69,537
Accretion of asset retirement obligations	886	1,068
Amortization of deferred revenue from volumetric production payment	(2,010)	(2,274)
Non-cash employee compensation	3,424	1,471
Loss on derivatives	5,041	6,535
Cash settlements of derivatives	(1,137)	(445)
EBITDAX (a)	$76,925	$62,521
______

(a)
In April 2013, the Company sold 95% of its Andrews County Wolfberry assets. Revenue, net of direct expenses, associated with the sold properties for the three months ended March 31, 2013 were $8.7 million. In March 2014, the Company sold interests in certain non-core Austin Chalk/Eagle Ford assets. Revenue, net of direct expenses, associated with the sold properties for the three months ended March 31, 2014 were $2.5 million and $5.4 million for the three months ended March 31, 2013.

CLAYTON WILLIAMS ENERGY, INC. SUMMARY PRODUCTION AND PRICE DATA (Unaudited)

	Three Months Ended March 31,
	2014	2013
Oil and Gas Production Data:
Oil (MBbls)	1,011	938
Gas (MMcf)	1,414	1,626
Natural gas liquids (MBbls)	146	145
Total (MBOE)	1,393	1,354
Total (BOE/d)	15,474	15,044

Average Realized Prices (a) (b):
Oil ($/Bbl)	$93.60	$91.26
Gas ($/Mcf)	$4.97	$3.31
Natural gas liquids ($/Bbl)	$39.70	$32.77
Loss on Settled Derivative Contracts (b):
($ in thousands, except per unit)
Oil:
Net realized loss	$(1,137)	$(445)
Per unit produced ($/Bbl)	$(1.12)	$(0.47)

Average Daily Production:
Oil (Bbls):
Permian Basin Area:
Delaware Basin	3,573	1,734
Other (c)	3,464	5,084
Austin Chalk (c)	2,168	2,760
Eagle Ford Shale (c)	1,651	604
Other	377	240
Total	11,233	10,422
Natural Gas (Mcf):
Permian Basin Area:
Delaware Basin	2,806	1,124
Other (c)	7,142	9,668
Austin Chalk (c)	2,008	2,026
Eagle Ford Shale (c)	265	72
Other	3,490	5,177
Total	15,711	18,067
Natural Gas Liquids (Bbls):
Permian Basin Area:
Delaware Basin	443	265
Other (c)	902	1,121
Austin Chalk (c)	221	206
Eagle Ford Shale (c)	37	12
Other	19	7
Total	1,622	1,611
(Continued)

CLAYTON WILLIAMS ENERGY, INC. SUMMARY PRODUCTION AND PRICE DATA (Unaudited)

	Three Months Ended March 31,
	2014	2013

Oil and Gas Costs ($/BOE Produced):
Production costs	$18.99	$23.26
Production costs (excluding production taxes)	$14.89	$19.68
Oil and gas depletion	$23.93	$26.17
______

(a)
Oil and gas sales includes $2 million for the three months ended March 31, 2014, $2.3 million for the three months ended March 31, 2013 of amortized deferred revenue attributable to a volumetric production payment (“VPP”) transaction effective March 1, 2012. The calculation of average realized sales prices excludes production of 26,595 barrels of oil and 11,933 Mcf of gas for the three months ended March 31, 2014, 30,488 barrels of oil and 7,533 Mcf of gas for the three months ended March 31, 2013 associated with the VPP.

(b)
Hedging gains/losses are only included in the determination of the Company's average realized prices if the underlying derivative contracts are designated as cash flow hedges under applicable accounting standards. The Company did not designate any of its 2014 or 2013 derivative contracts as cash flow hedges. This means that the Company's derivatives for 2014 and 2013 have been marked-to-market through its statement of operations as other income/expense instead of through accumulated other comprehensive income on the Company's balance sheet. This also means that all realized gains/losses on these derivatives are reported in other income/expense instead of as a component of oil and gas sales.

(c)
Following is a recap of the average daily production related to interests in producing properties sold by the Company effective April 2013 (Andrews County Wolfberry) and March 2014 (non-core Austin Chalk/Eagle Ford).

	Three Months Ended March 31,
	2014	2013
Average Daily Production:

Andrews County Wolfberry:
Oil (Bbls)	-	1,633
Natural gas (Mcf)	-	1,811
NGL (Bbls)	-	356
Total (Boe)	-	2,291

Austin Chalk/Eagle Ford:
Oil (Bbls)	367	678
Natural gas (Mcf)	44	133
NGL (Bbls)	11	22
Total (Boe)	385	722

CLAYTON WILLIAMS ENERGY, INC.
SUMMARY OF OPEN COMMODITY DERIVATIVES
(Unaudited)

The following summarizes information concerning the Company’s net positions in open commodity derivatives applicable to periods subsequent to March 31, 2014.

	Oil
Swaps:	Bbls	Price
Production Period:
2nd Quarter 2014	560,600	$96.81
3rd Quarter 2014	530,200	$96.87
4th Quarter 2014	503,200	$96.92
	1,594,000